                                                                    EXHIBIT 99.1



                                                                December 9, 1999




Continucare Corporation
100 Southeast 2nd Street; 36th Floor
Miami, FL 33131
Attention: General Counsel

American Stock Transfer & Trust Company, as Trustee
40 Wall Street
New York, NY 10005
Attention: Corporate Trust Department


         Re: 8% CONVERTIBLE SUBORDINATED NOTES DUE 2002 (THE "SECURITIES"),
             ISSUED BY CONTINUCARE CORPORATION (THE "COMPANY")
             --------------------------------------------------------------

Gentlemen:


         Each of the undersigned (collectively, the "SECURITYHOLDERS") represents that (i) it is the beneficial owner of the principal amount of Securities set forth below under its signature block and (ii) set forth below its signature block is the DTC Participant of such Securityholder for purposes of the Securities. Each of the Securityholders acknowledges and agrees that the Trustee may expressly rely on the foregoing representations in connection with this consent letter and agreement and the First Supplemental Indenture (defined below). In the aggregate, the undersigned constitute the holders of all of the Securities outstanding.


         Reference is hereby made to that certain Indenture between the Company, as issuer, and American Stock Transfer & Trust Company, as Trustee (the "TRUSTEE"), dated as of October 30, 1997 (as the same may heretofore have been or may hereafter be amended, supplemented or otherwise modified, the "INDENTURE"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.


         The Company has requested that each of the Securityholders consent to the execution and delivery of a First Supplemental Indenture, a form of which is attached hereto as EXHIBIT A (the "FIRST SUPPLEMENTAL INDENTURE"), which will, among other things, waive payments of interest on the Securities due and owing by the Company as of April 30, 1999 and October 31, 1999, and reduce the rate at which the Securities bear interest. In addition, the Company has requested that each of the Securityholders agree, subject to the effectiveness of the First Supplemental Indenture and the accuracy of the warranties of the Company set forth therein, to convert, no later than twenty (20) days following the date upon which all of the conditions precedent under the First Supplemental Indenture have been met (the "EFFECTIVE DATE") and in accordance with the procedures set forth in Article XV of the Indenture, its pro-rata share of $31,000,000 principal amount of Securities into fully-paid, nonassessable shares of Common Stock of the Company at a Conversion Price of $2.00 (the "CONVERSION").

         Pursuant to and in accordance with Article IX of the Indenture, each of the Securityholders hereby (i) consents to the execution and delivery of the First Supplemental Indenture by the Company and the Trustee for, among other things, the purposes described above, and (ii) directs and instructs the Trustee to execute and deliver the First Supplemental Indenture. In addition, subject to the effectiveness of the First Supplemental Indenture and the accuracy of the warranties of the Company set forth therein, each of the Securityholders hereby agrees to make the Conversion no later than twenty (20) days following the Effective Date in accordance with and pursuant and subject to the provisions of
Article XV of the Indenture at a Conversion Price of $2.00.

         The Securityholders hereby acknowledge that they have received the advice of counsel regarding this consent letter and agreement, and that no consideration has or shall be provided in connection with this consent letter and agreement. The consent of the Securityholders under this consent letter and agreement shall be irrevocable, and in connection herewith each of the Securityholders hereby waives any right of revocation it may have under Section
7.5 of the Indenture. This consent letter and agreement may be executed by the Securityholders and the Company in counterparts.

                                            Very Truly Yours,



                                            CARRET & COMPANY


                                            By: /s/ Michael A. Nicolais
                                                -----------------------------
                                            Name: Michael A. Nicolais
                                            Title: Consultant
                                            Par Amount: $2,000,000
                                            DTC PARTICIPANT: BT Alex Brown
                                                            (#0573)



                                            FRANKLIN VALUEMARK FUND


                                            By: /s/ Matt Avery
                                                -----------------------------
                                            Name: Matt Avery
                                                 ----------------------------
                                            Title: SVP Portfolio Manager
                                                  ---------------------------
                                            Par Amount: $9,500,000
                                            DTC PARTICIPANT: Bank of New York
                                                             (#901)



                                            FRANKLIN INCOME FUND


                                            By: /s/ Matt Avery
                                                -----------------------------
                                            Name: Matt Avery
                                                 ----------------------------
                                            Title: SVP Portfolio Manager
                                                  ---------------------------
                                            Par Amount: $9,500,000
                                            DTC PARTICIPANT: Bank of New York
                                                             (#901)

                                     PECKS MANAGEMENT
                                     PARTNERS LTD.


                                     By:
                                        -----------------------------
                                     Name:
                                          ---------------------------
                                     Title:
                                           --------------------------
                                     Par Amount: $0
                                     DTC PARTICIPANT:
                                                     ----------------
                                                     (#______)




                                     AXP BOND FUND, INC.


                                     By: /s/ Fredrick C. Quirsfeld
                                        -----------------------------
                                     Name: Fredrick C. Quirsfeld
                                          ---------------------------
                                     Title: Vice President
                                           --------------------------
                                     Par Amount: $2,500,000
                                     DTC PARTICIPANT: US Bank (Trust) National
                                                       Association
                                                       (#2839)



                                     AXP VARIABLE PORTFOLIO -
                                     BOND FUND


                                     By: /s/ Fredrick C. Quirsfeld
                                        -----------------------------
                                     Name: Fredrick C. Quirsfeld
                                          ---------------------------
                                     Title: Vice President
                                           --------------------------
                                     Par Amount: $1,000,000
                                     DTC PARTICIPANT: American Express Trust
                                                      Company
                                                      (#2146)

                                         AXP VARIABLE PORTFOLIO -  MANAGED FUND


                                         By: /s/ Fredrick C. Quirsfeld
                                            ------------------------------------
                                         Name: Fredrick C. Quirsfeld
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------
                                         Par Amount: $1,000,000
                                         DTC PARTICIPANT: American Express Trust
                                                          Company
                                                           (#2146)


                                         MORGAN STANLEY DEAN WITTER
                                         CONVERTIBLE SECURITIES TRUST


                                         By: /s/ Ellen Gold
                                            ------------------------------------
                                         Name: Ellen Gold
                                              ----------------------------------
                                         Title: Vice President Portfolio Manager
                                               ---------------------------------
                                         Par Amount: $2,000,000
                                         DTC PARTICIPANT: Bank of New York
                                                          (#901)

                                   DELAWARE STATE EMPLOYEES
                                   RETIREMENT FUND


                                   By:  Pecks Management Partners Ltd.
                                            Its Investment Advisor

                                            By:  /s/ Robert J. Cresci
                                               ---------------------------------
                                            Name: Robert J. Cresci
                                                 -------------------------------
                                            Title: Principal
                                                  ------------------------------
                                            Par Amount: $8,335,000
                                   DTC PARTICIPANT:  Mercantile Safe Deposit
                                                     & Trust (#976)



                                   DECLARATION OF TRUST FOR THE DEFINED
                                   BENEFIT PLANS OF ICI AMERICAN
                                   HOLDINGS, INC.


                                   By:  Pecks Management Partners Ltd.
                                            Its Investment Advisor

                                            By:  /s/ Robert J. Cresci
                                               ---------------------------------
                                            Name: Robert J. Cresci
                                                 -------------------------------
                                            Title: Principal
                                                  ------------------------------
                                            Par Amount: $2,440,000
                                   DTC PARTICIPANT:  State Street Bank (#997)



                                   DECLARATION OF TRUST FOR THE DEFINED
                                   BENEFIT PLANS OF ZENECA HOLDINGS, INC.

                                   By:  Pecks Management Partners Ltd.
                                            Its Investment Advisor

                                            By:  /s/ Robert J. Cresci
                                               ---------------------------------
                                            Name: Robert J. Cresci
                                                 -------------------------------
                                            Title: Principal
                                                  ------------------------------
                                            Par Amount: $1,685,000
                                   DTC PARTICIPANT:  State Street Bank (#997)

                                         THE J.W. MCCONNELL FAMILY
                                         FOUNDATION

                                         By:  Pecks Management Partners Ltd.
                                                  Its Investment Advisor

                                                  By:  /s/ Robert J. Cresci
                                                     ---------------------------
                                                  Name: Robert J. Cresci
                                                       -------------------------
                                                  Title: Principal
                                                        ------------------------
                                                  Par Amount: $1,040,000
                                         DTC PARTICIPANT: Bank of New York
                                                          (#901)

Acknowledged and Agreed:


CONTINUCARE CORPORATION


By: /s/ Spencer J. Angel
   ---------------------------
Name: Spencer Angel
     -------------------------
Title: President
      ------------------------

                                    EXHIBIT A

                                       8%
                         Convertible Subordinated Notes
                                    due 2002



--------------------------------------------------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          dated as of January, 4, 2000

                                       to

                                    INDENTURE

                          dated as of October 30, 1997


--------------------------------------------------------------------------------



                       CONTINUCARE CORPORATION, as Issuer


                                       and


                             AMERICAN STOCK TRANSFER
                           & TRUST COMPANY, as Trustee

         THIS FIRST SUPPLEMENTAL INDENTURE to the Indenture (as defined below) (this "FIRST SUPPLEMENTAL INDENTURE") is dated as of January 4, 2000, 1999, and is made between Continucare Corporation, a Florida corporation (the "COMPANY") and American Stock Transfer & Trust Company, a New York corporation, as trustee (the "TRUSTEE").


                                   RECITALS:


         A. Pursuant to an Indenture dated as of October 30, 1997 between the Company and the Trustee (as the same may heretofore have been or may hereafter be amended, supplemented or otherwise modified, the "INDENTURE"), the Company issued its 8% Convertible Subordinated Notes due 2002 (the "SECURITIES").

         B. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         C. Section 9.2 of the Indenture provides that the Company and the Trustee, upon the written consent of the holders of each of the then outstanding Securities, may amend or supplement the Securities and the Indenture.

         D. The Company (subject to SECTION 3(c) below) and the Trustee (subject to SECTION 3(a) below) are duly authorized to execute and deliver this First Supplemental Indenture pursuant to Article IX of the Indenture.

         E. All of the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms (subject to the satisfaction of the conditions set forth in SECTION 3 below), have been performed and fulfilled.

         NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, it is hereby agreed (subject to the satisfaction of the conditions set forth in SECTION 3 below and in reliance upon the warranties set forth in SECTION 4 below) as follows:

         1. AMENDMENTS. Pursuant to Section 9.2 of the Indenture, the Indenture is hereby amended as follows:

                  (a) The following defined term is hereby added to Section 1.1 of the Indenture in its appropriate alphabetical order:

                  " "Consent Letter and Agreement" shall mean that certain Consent Letter and Agreement, dated as of December 9, 1999, between each of the holders of the Securities, the Company and the Trustee. "

                  (b) Section 2.6(a) of the Indenture is hereby amended by adding the following proviso at the end thereof:

                  " ; PROVIDED that notwithstanding anything to the contrary contained herein or in the Securities, from November 1, 1999 through and including the Maturity Date, each Security will bear interest at the rate of 7% per annum. "

                  (c) The second paragraph of Section 15.1 of the Indenture is hereby amended and restated as follows:

                  " The initial Conversion Price is stated in the Securities and is subject to adjustment as provided in this Article Fifteen. Notwithstanding anything to the contrary contained herein or in the Securities, (a) with respect to an aggregate $31,000,000 in principal amount of the Securities, the Conversion Price shall be as provided in the Consent Letter and Agreement, (b) from the date of this First Supplemental Indenture through and including October 31, 2000, the Conversion Price shall be equal to $7.25 (the "Interim Conversion Price"), and (c) from November 1, 2000 through and including the Maturity Date, the Conversion Price shall be equal to $2.00 (the "Reduced Conversion Price). The Interim Conversion Price and the Reduced Conversion Price shall be subject to adjustment as provided in this Article Fifteen; PROVIDED that (i) the Interim Conversion Price shall in no event be greater than $7.25 and (ii) the Reduced Conversion Price shall in no event be greater than $2.00. "

         2. WAIVERS.

         2.1 For purposes of this First Supplemental Indenture, (a) the "EXISTING EVENT OF DEFAULT" shall mean the Event of Default existing as of the date of this First Supplemental Indenture under Section 5.1(b) of the Indenture and arising from the failure by the Company to make the payment of interest on the Securities due and owing as of April 30, 1999, and (b) the "EXISTING DEFAULT" shall mean the Default existing as of the date of this First Supplemental Indenture under Section 3.1 of the Indenture and arising from the failure by the Company to make the payment of interest on the Securities due and owing as of October 31, 1999.

         2.2 Subject to and upon the terms and conditions hereof, the Trustee hereby waives the Existing Event of Default, the Existing Default and any Event of Default which would arise from the Existing Default.

         2.3 Except as specifically set forth herein, nothing contained in this First Supplemental Indenture shall be deemed a waiver of (or otherwise affect the Trustee's ability to enforce) any other Default or Event of Default, including, without limitation, any Default or Event of Default arising at any time after the date of this First Supplemental Indenture.

         3. CONDITIONS PRECEDENT. As a condition precedent to the effectiveness of this First Supplemental Indenture and the terms hereof, each of the following shall have occurred prior to February 15, 2000:

         (a) the Consent Letter and Agreement shall have been executed and delivered by each of the holders of the outstanding Securities;

         (b) the Company shall have procured a loan from a financial institution, which shall be guaranteed by guarantors reasonably acceptable to the holders of the Securities and in an amount not less than $3,000,000, upon terms and conditions reasonably satisfactory to the Company and a majority of the holders of the Securities;

         (c) in accordance with and to the extent required by the Company's organizational documents or the Florida Business Corporation Act, this First Supplemental Indenture and the transactions contemplated hereby shall have been approved by the holders of the Company's common stock;

         (d) this First Supplemental Indenture shall have been executed and delivered by each of the parties hereto; and

         (e) the number of directors on the Company's Board of Directors shall have been increased to five (5), two (2) of which directors shall have been designated by the holders of the Securities (the "Holder Directors").

         If any of the foregoing conditions precedent has not been satisfied prior to February 15, 2000, this First Supplemental Indenture shall become null and void and be of no further force and effect. On the date that is the earlier of (i) the date upon which each condition precedent set forth in this Section 3 has been satisfied, and (ii) February 15, 2000, the Company shall deliver a certificate to the Trustee (upon which the Trustee may conclusively rely) which certifies as to the whether or not each condition precedent set forth in this
Section 3 has been satisfied.

         4. WARRANTIES. The Company hereby warrants as of the date hereof that:

         (a) Subject to SECTION 3(c), the Company has full power and authority (including full corporate power and authority) to execute and deliver this First Supplemental Indenture and to perform its obligations hereunder, and assuming the due authorization, execution and delivery of this Agreement by the Trustee, this First Supplemental Indenture constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and principles of equity;

         (b) After giving effect to this First Supplemental Indenture, no Default or Event of Default (other than the Existing Default and the Existing Event of Default) has occurred and is continuing; and

         (c) It has entered into a valid and binding agreement with certain holders of the Securities to promptly increase the number of directors on the Company's Board of Directors to seven (7), three (3) of which directors shall be Charles Fernandez, Phillip Frost and Spencer Angel, two (2) of which directors shall be the Holder Directors, and the final two (2) of which directors shall be elected by the Company's Board of Directors and approved by the Holder Directors.

         5. RESERVATION OF RIGHTS. The Trustee hereby expressly reserves all rights granted to the Trustee under the Indenture.

         6. FULL FORCE AND EFFECT. As hereby modified, the Indenture shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

         7. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing such counterpart.

         8. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized as of the day and the year first-above written.



                                            CONTINUCARE CORPORATION


                                            By: /s/ Spencer Angel
                                                ------------------------------
                                            Name: Spencer Angel
                                                 -----------------------------
                                            Title: President
                                                  ----------------------------

Attest:

    /s/ Aimee Rodriguez
----------------------------------



                                            AMERICAN STOCK TRANSFER
                                               & TRUST COMPANY, as Trustee


                                            By: /s/ Herbert J. Lemmer
                                                ------------------------------
                                            Name: Herbert J. Lemmer
                                                 -----------------------------
                                            Title: Vice President
                                                  ----------------------------

Attest:

  /s/ Susan Silber
----------------------------------